Exhibit 8.3

Cleary Gottlieb Steen & Hamilton llp	FRANKFURT AM MAIN	DR. TILL MÜLLER-IBOLD RECHTSANWALT
	CHRISTOF VON DRYANDER RECHTSANWALT	AVOCAT AU BARREAU DE BRUXELLES
MAIN TOWER	MEMBER OF THE DC BAR	DR. WERNER MEIER RECHTSANWALT
NEUE MAINZER STRASSE 52	THOMAS M. BUHL RECHTSANWALT	MEMBER OF THE NEW YORK BAR
60311 FRANKFURT AM MAIN	AVOCAT AU BARREAU DE PARIS	HANNO SPERLICH RECHTSANWALT
+ 49 (69) 97103-0	DR. STEPHAN BARTHELMESS RECHTSANWALT
FACSIMILE + 49 (69) 97103-199	MEMBER OF THE NEW YORK BAR
COLOGNE
WWW.CLEARYGOTTLIEB.COM	ANDRES DE LA CRUZ
	ABOGADO (ARGENTINA) ATTORNEY AT LAW (USA)	DR. WOLFGANG KNAPP RECHTSANWALT
	MEMBER OF THE BUENOS AIRES	AVOCAT AU BARREAU DE BRUXELLES
AND NEW YORK BARS
PROF. DR. DIRK SCHROEDER
	WARD A. GREENBERG	RECHTSANWALT
ATTORNEY AT LAW (USA)
	MEMBER OF THE NEW YORK BAR	DR. JÜRGEN J. SIEGER
RECHTSANWALT
NEW YORK • WASHINGTON, DC • PARIS • BRUSSELS	DR. KLAUS RIEHMER
	RECHTSANWALT	JOHN PALENBERG
LONDON • MOSCOW • COLOGNE*		ATTORNEY AT LAW (USA)
	DR. GABRIELE APFELBACHER	MEMBER OF THE NEW YORK BAR
ROME • MILAN • HONG KONG • BEIJING	RECHTSANWÄLTIN
	MEMBER OF THE NEW YORK BAR	DR. ROMINA POLLEY
RECHTSANWÄLTIN
DR. THOMAS KOPP
	RECHTSANWALT	DR. OLIVER SCHRÖDER
RECHTSANWALT
DR. J.F. DANIEL WEYDE
	RECHTSANWALT, STEUERBERATER	DR. MICHAEL BREMS
	MEMBER OF THE NEW YORK BAR	RECHTSANWALT
MEMBER OF THE NEW YORK BAR
November 13, 2007
Deutsche Bank Aktiengesellschaft
Theodor-Heuss-Allee 70
D-60486 Frankfurt am Main
Germany
Re: Deutsche Bank Contingent Capital Trust II
Deutsche Bank Contingent Capital LLC II
Ladies and Gentlemen:
          We have acted as special U.S. counsel to Deutsche Bank Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany (the “Bank”) and Deutsche Bank Contingent Capital Trust II, a statutory trust organized under the laws of the State of Delaware (the “Trust”) and Deutsche Bank Contingent Capital LLC II, a limited liability company formed under the laws of the State of Delaware (the “Company” and together with the Bank and the Trust, the “Deutsche Bank Entities”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (a) registration statement No. 333-137902 on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) unsecured debt securities, warrants, purchase contracts and units of the Bank, (ii) trust preferred securities of the Trust and company preferred securities of the Company and (iii) subordinated guarantees of the Bank (the “Subordinated Guarantees”) issued in connection with the issuance of such trust preferred securities and company preferred securities, and (b) pursuant to Rule 424(b)(2) under the Securities Act, a prospectus supplement dated May 16, 2007 (the “Prospectus Supplement”), accompanied by the prospectus included in the Registration Statement when it was filed, relating to the 6.55% Trust Preferred Securities (Liquidation Preference Amount $25 per Trust Preferred Security) offered by Deutsche Bank Contingent Capital Trust II. Terms used and not defined in this opinion have the respective meanings given them in the Prospectus Supplement.
* Cologne Office: +49 (221) 80040-0 Facsimile +49 (221) 80040-199

p.2
          In arriving at the opinions expressed below, we have reviewed the Registration Statement, the Prospectus Supplement, the Amended and Restated Trust Agreement including the form of Trust Preferred Securities included therein, the Amended & Restated LLC Agreement including the form of Company Preferred Securities included therein, the form of Initial Obligation and the forms of Subordinated Guarantee Agreements. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such records of the Deutsche Bank Entities and such other instruments and other certificates of public officials, officers and representatives of the Deutsche Bank Entities and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
          Based on the foregoing, we hereby confirm to you that the discussion set forth in the Prospectus Supplement under the heading “Certain U.S. Federal Income Tax Considerations —Income from the Class B Preferred Securities” is our opinion, subject to the limitations set forth therein.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name in the Prospectus Supplement under the heading “Certain U.S. Federal Income Tax Considerations” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

CLEARY GOTTLIEB STEEN & HAMILTON LLP
By	/s/ Ward A. Greenberg
Ward A. Greenberg, a Partner